EXHIBIT 23.1: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Paychex, Inc. of our reports dated July 8, 2005 with respect to the consolidated financial statements of Paychex, Inc., Paychex, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Paychex, Inc., included in this Annual Report (Form 10-K) for the year ended May 31, 2005.

Form     Registration Statement No.               Description
----     --------------------------               -----------
S-8           No. 33-64389                  1995 Stock Incentive Plan
S-8           No. 333-65191                 1998 Stock Incentive Plan
S-8           No. 333-84055                 401(k) Incentive Retirement Plan
S-8           No. 333-101074                2002 Stock Incentive Plan

                                            /s/  Ernst & Young LLP

Cleveland, Ohio
July 15, 2005